Exhibit 2.3

ADVANCED INHALATION THERAPIES (AIT) LTD 514609387 RED MAPLE LTD 515544419:29/12/2016

INCORPORATED UNDER THE LAWS OF DELAWARE

NUMBER

SHARES

AIT THERAPEUTICS, INC.

Fully Paid Non Assessable $0.0001 Par Value **COMMON STOCK**

CUSIP NO. 001448 109

SPECIMEN

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF

Shares of AIT THERAPEUTICS, INC. Capital Stock transferable on the books of the Corporation by the holder in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers.

Dated:

COUNTERSIGNED AND REGISTERED
ACTION STOCK TRANSFER CORP.
2469 E Ft. Union Blvd., #214, Salt Lake City, UT 84121

By:________________________
TRANSFER AGENT-AUTHORIZED SIGNATURE

PRESIDENT

AIT THERAPEUTICS, INC.
SEAL
DELAWARE

SECRETARY

ושחברת היעד מחוסלת עקב מיזוג מתאריך:

29/12/2016
כ"ט כסלו תשע"ז

ניתנה בירושלים ביום:

29/12/2016
כ"ט כסלו תשע"ז

משרד המשפטים * רשם החברות והשותפויות *

איל גלובוס, עו"ד
רשם החברות והשותפויות
ראש רשות התאגידים

בוצע על ידי בועז אברהמי, עו"ד